                                                                    EXHIBIT 99.1


                                  COMBINED FINANCIAL STATEMENTS


                                  D. C. HEATH AND COMPANY

                                  (A BUSINESS UNIT OF RAYTHEON COMPANY)


                                  Ten months ended October 31, 1995 and

                                  years ended December 31, 1994 and 1993

                           D. C. Heath and Company

                    (A Business Unit of Raytheon Company)

                        Combined Financial Statements



                    Ten months ended October 31, 1995 and
                    years ended December 31, 1994 and 1993




                                    CONTENTS

Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . 1

Audited Combined Financial Statements

Combined Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . 2
Combined Statements of Income and Net Worth . . . . . . . . . . . . . 3
Combined Statements of Cash Flows . . . . . . . . . . . . . . . . . . 4
Notes to Combined Financial Statements  . . . . . . . . . . . . . . . 5


                        Report of Independent Auditors


The Board of Directors
----------------------
Houghton Mifflin Company


We have audited the accompanying combined balance sheets of D. C. Heath and Company (a business unit of Raytheon Company) as of October 31, 1995 and December 31, 1994, and the related combined statements of income and net worth, and cash flows for the ten months ended October 31, 1995 and the years ended December 31, 1994 and 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of D.C. Heath and Company at October 31, 1995 and December 31, 1994, and the combined results of its operations and its cash flows for the ten months ended October 31, 1995 and the years ended December 31, 1994 and 1993, in conformity with generally accepted accounting principles.

As discussed in Note 2 to the financial statements, in 1995 the Company changed its method of accounting for teachers' editions.


                                           ERNST & YOUNG LLP


Boston, Massachusetts
December 22, 1995

                           D. C. Heath and Company

                    (A Business Unit of Raytheon Company)


                           Combined Balance Sheets

                                                                                         OCTOBER 31,   DECEMBER 31,
                                                                                            1995           1994
                                                                                         --------------------------
                                                                                              (In Thousands)
              ASSETS
              Current assets:
                Accounts receivable, less allowances for book returns of
                  $7,646 in 1995 and $5,639 in 1994                                      $ 49,193          $ 28,598
                Inventories:
                 Finished goods                                                            46,952            38,402
                 Products in process                                                        2,899             1,541
                 Raw materials and supplies                                                 5,997             2,002
                                                                                         --------------------------
                                                                                           55,848            41,945
                Prepaid expenses                                                              557               983
                                                                                         --------------------------
              Total current assets                                                        105,598            71,526

              Property, plant and equipment:
                Land and land improvements                                                    264               264
                Buildings and building equipment                                           12,038            11,887
                Machinery and equipment                                                    12,239            11,611
                Leasehold improvements                                                        705               705
                Construction in process                                                     3,723             2,050
                                                                                         --------------------------
                                                                                           28,969            26,517
                Less accumulated depreciation and amortization                            (15,447)          (14,815)
                Book plates, less accumulated depreciation of $94,803 in
                  1995 and $93,369 in 1994                                                 64,496            67,717
                                                                                         --------------------------
              Net property, plant and equipment                                            78,018            79,419

              Intangible and other assets, less accumulated amortization
                of $2,985 in 1995 and $2,100 in 1994                                       19,651            16,778
                                                                                         --------------------------

              Total assets                                                               $203,267          $167,723
                                                                                         ==========================

              LIABILITIES AND NET WORTH
              Current liabilities:
                Notes payable                                                            $  4,000          $  4,000
                Accounts payable                                                           22,294            13,336
                Royalties                                                                   8,464            10,492
                Commissions                                                                 5,650             5,120
                Accrued expenses                                                            2,467             2,056
                Line of credit                                                                                   59
                                                                                         --------------------------
              Total current liabilities                                                    42,875            35,063

              Commitments and contingencies

              Net worth
                Common stock of D.C. Heath Canada, LTD., 1,000 shares
                  authorized, issued and outstanding                                            1                 1
                Retained earnings                                                           3,044             2,674
                Divisional net worth                                                      157,347           129,985
                                                                                         --------------------------
              Total net worth                                                             160,392           132,660
                                                                                         --------------------------
              Total liabilities and net worth                                            $203,267          $167,723
                                                                                         ==========================

See accompanying notes.
                                                                               2

                           D. C. Heath and Company

                    (A Business Unit of Raytheon Company)


                 Combined Statements of Income and Net Worth


                                                         TEN MONTHS
                                                            ENDED
                                                         OCTOBER 31,    YEAR ENDED DECEMBER 31,
                                                            1995         1994           1993
                                                         --------------------------------------
                                                                   (In Thousands)
Net sales                                                $176,454       $180,098       $176,644

Costs and expenses:
  Cost of sales                                            87,635         89,950         91,272
  Selling and administrative                               59,217         64,895         62,828
                                                         --------------------------------------
                                                          146,852        154,845        154,100
                                                         --------------------------------------


Operating income                                           29,602         25,253         22,544

Other income (expense):
  Interest expense                                          4,641          2,966          2,648
  Other income                                               (693)          (651)          (397)
  Other expenses                                               61            321             61
                                                         --------------------------------------
                                                            4,009          2,636          2,312
                                                         --------------------------------------

Income before provision for income taxes and
  cumulative effect of accounting change                   25,593         22,617         20,232
Provision for income taxes                                 10,460          9,255          7,602
                                                         --------------------------------------
Income before cumulative effect of accounting
  change                                                   15,133
Cumulative effect of accounting change, net of
  taxes of $1,588                                           2,383
                                                         --------------------------------------
Net income                                                 17,516         13,362         12,630

Net worth at beginning of period                          132,660        110,550        109,376
Net cash activity with Raytheon                            10,216          8,748        (11,456)
                                                         --------------------------------------

Net worth at end of period                               $160,392       $132,660       $110,550
                                                         ======================================

See accompanying notes.

                           D. C. Heath and Company

                    (A Business Unit of Raytheon Company)


                      Combined Statements of Cash Flows

                                                                TEN MONTHS
                                                               ENDED OCTOBER
                                                                    31,       YEAR ENDED DECEMBER 31,
                                                                    1995         1994        1993
                                                               --------------------------------------
                                                                            (In Thousands)
OPERATING ACTIVITIES
Net income                                                     $ 17,516       $ 13,362       $ 12,630
Adjustments to reconcile net income to
  net cash provided by operating activities:
   Depreciation and amortization expense                         24,790         29,331         27,137
   Cumulative effect of accounting change                         3,971
   Changes in operating assets and liabilities:
     Accounts receivable, net                                   (20,595)        (1,739)        (6,558)
     Inventories                                                (17,874)       (11,045)          (663)
     Other assets                                                   395         (1,551)           540
     Accounts payable                                             8,958          3,342           3445
     Royalties, commissions and accrued expenses                 (1,087)          (319)          2049
     Prepaid expenses                                               426           (481)           (53)
                                                               --------------------------------------
Net cash provided by operating activities                        16,500         30,900         38,527

INVESTING ACTIVITIES
Acquisition of publishing assets                                                (6,000)
Book plate expenditures                                         (19,566)       (32,461)       (24,676)
Property, plant and equipment expenditures                       (3,091)        (1,246)        (2,286)
                                                               --------------------------------------
Net cash used in investing activities                           (22,657)       (39,707)       (26,962)

FINANCING ACTIVITIES
Payment of Notes                                                 (4,000)
Proceeds (payment) of line of credit                                (59)            59           (109)
Net cash activity with Raytheon                                  10,216          8,748        (11,456)
                                                               --------------------------------------
Net cash provided by (used in) financing activities               6,157          8,807        (11,565)
                                                               --------------------------------------

Net cash                                                       $      0       $      0       $      0
                                                               ======================================

SUPPLEMENTARY INFORMATION

Write Source assets acquired for notes payable                 $  4,000       $  4,000



See accompanying notes.

                           D. C. Heath and Company

                    (A Business Unit of Raytheon Company)

                    Notes to Combined Financial Statements


1.  BASIS OF PRESENTATION

The combined financial statements include the accounts of D. C. Heath and Company and D.C. Heath Canada, LTD., (collectively the "Company"). D. C. Heath and Company is a division of Raytheon Company (Raytheon) and D.C. Heath Canada, LTD. is a subsidiary of Raytheon. Amounts included for D.C. Heath Canada, LTD. are not material to the combined amounts. All material intercompany transactions have been eliminated. These statements include the historical assets, liabilities, revenues and expenses that are directly related to the Company's business, including expenses charged to the Company by Raytheon. See
Note 3.

2.  SIGNIFICANT ACCOUNTING POLICIES

INVENTORIES

Inventories are stated at cost (principally on a weighted average basis), but not in excess of net realizable value.

As of January 1, 1995, the Company changed its method of accounting for teachers' editions from expensing when purchased to capitalizing into inventory and expensing upon delivery. The Company believes including the cost of teachers' editions in inventory provides better matching of costs with product sales and is consistent with industry practice. The effect of this change for the ten months ended October 31, 1995 was to increase inventory by $4,908,000 and net income by $553,000, after provision for income taxes of $384,000. The pro forma effect of this change on prior years has been omitted as the Company has concluded that it is not practicable to determine the effect.


PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost. Betterments and major renewals are capitalized and included in property, plant and equipment accounts, while expenditures for maintenance and repairs and minor renewals are charged to expense. When assets are retired or otherwise disposed of, the assets and related allowances for depreciation and amortization are eliminated from the accounts and any resulting gain or loss is reflected in income.

Provisions for depreciation are computed generally on the sum-of-the-years-digits method, except for certain assets which use the straight-line or declining-balance method. Depreciation provisions are based on the estimated useful lives: buildings--20 to 45 years; machinery and equipment including production tooling--3 to 10 years; equipment

                           D. C. Heath and Company

                    (A Business Unit of Raytheon Company)

              Notes to Combined Financial Statements (continued)





2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

leased to others--5 to 10 years. Leasehold improvements are amortized over the lesser of the remaining life of the lease or the estimated useful life of the improvement.

Included in property, plant and equipment is the Company's investment in book plates, which includes the costs of all pre-press work through printing plates. These external development costs are paid to vendors and suppliers and include artwork, photo acquisition, typesetting, illustration, stripping and film assembly, and composition. Such costs are capitalized as incurred and amortized over five years, with amortization beginning in the month immediately following capitalization.

INTANGIBLES AND OTHER ASSETS

Purchased publishing rights are amortized on a straight-line basis over the estimated economic life of the titles or contracts, not to exceed 10 years.
The excess of cost over net assets acquired, or goodwill, is amortized on a straight-line basis over periods that do not exceed 15 years. The Company continually evaluates the existence of goodwill impairment on the basis of whether the goodwill is fully recoverable from projected, undiscounted net cash flows of the related business unit. Amortization expense was approximately $886,000 for the ten months ended October 31, 1995, and $568,000 and $240,000 for the years ended December 31, 1994 and 1993, respectively.

REVENUE RECOGNITION

Revenue is recognized upon shipment of goods to customers. Revenue is reported in the financial statements as net sales, which is net of estimated returns and selling commissions paid to book depositories and outside sales representatives. The Company also pays commissions to internal sales representatives under various compensation arrangements in return for services rendered in connection with obtaining orders. Such commissions are charged to expense.

BOOK RETURNS

A provision for future estimated book returns, consisting of the sales value less related inventory value and royalty costs, is made at time of sale.

                            D. C. HEATH AND COMPANY
                     (A Business Unit of Raytheon Company)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)


2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

Throughout the periods presented herein, the Company's U.S. operations were included in Raytheon's consolidated income tax returns. The Company provides deferred taxes for temporary differences in the recognition of income and expense for financial reporting and tax accounting purposes. Differences relate principally to publishing expenses, depreciation, post retirement benefits and allowance for book returns.

CONCENTRATIONS OF CREDIT RISK

The Company sells its products primarily to school districts, private and parochial schools, colleges and universities, and bookstores. The Company performs ongoing credit evaluations of its customers and maintains reserves for potential credit losses, which have not been material to the Company's financial position or results of operations.

FOREIGN CURRENCY TRANSLATION

Assets and liabilities denominated in foreign currencies are translated into US dollars at year end exchange rates. Sales and expenses are translated into US dollars using weighted average exchange rates for the period. Gains and losses on translation of financial statements of foreign entities, not significant in amount, are included in net worth.

3.  SALE OF BUSINESS BY RAYTHEON

On October 31, 1995, Houghton Mifflin Company (Houghton) acquired certain assets and assumed certain liabilities of the Company's business from Raytheon for $455 million. Raytheon has provided various administrative services to the Company, including, but not limited to, payroll, employee benefits administration, insurance administration, data processing, tax and legal services, and treasury services. In addition, the Company's employees participated in various benefit plans sponsored by Raytheon. The Company was charged for these benefits on the same basis Raytheon charged its other operating units, which varies depending on the type of services provided.

                            D. C. HEATH AND COMPANY
                     (A Business Unit of Raytheon Company)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)


3.   SALE OF BUSINESS BY RAYTHEON (CONTINUED)


The following table lists the amounts charged by Raytheon:

                                           TEN MONTHS
                                              ENDED
                                           OCTOBER 31,   YEAR ENDED   DECEMBER 31,
                                               1995         1994          1993
                                          ----------------------------------------
                                                         (In Thousands)
Insurance and benefits                       $  7,510       $  8,832      $ 10,538
General and administrative services               795          1,012         1,069
                                          ----------------------------------------
                                             $  8,305       $  9,844      $ 11,607
                                          ========================================

Advances and cash disbursements by Raytheon on the Company's behalf, payments of amounts relating to the above services and cash receipts received by Raytheon on the Company's behalf are included in net worth in the accompanying combined financial statements. Raytheon charged the Company interest on certain amounts included for presentation purposes in the accompanying financial statements as net worth. Interest charged to operations and paid to Raytheon for the ten months ended October 31, 1995 and years ended December 31, 1994 and 1993 was $4,628,000, $2,946,000, and $2,632,000, respectively.
Interest was charged by Raytheon at rates ranging from 4.5% to 6.5%.

4.  TAXES ON INCOME

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the Company's net deferred tax assets are shown in the following table:

                            D. C. HEATH AND COMPANY
                     (A Business Unit of Raytheon Company)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)


4.  TAXES ON INCOME (CONTINUED)

                                       OCTOBER 31,           DECEMBER 31,
                                      --------------------------------------
                                          1995            1994          1993
                                      --------------------------------------
                                                   (In Thousands)
Deferred tax assets:
  Allowances for bad debts            $     72        $     51      $    106
  Allowances for book returns            2,977           2,200         2,120
  Reserve for inventory obsolescence     5,404           2,509         2,591
  Accelerated book depreciation          1,100
  Inventory capitalization              15,143          15,199        15,209
                                      --------------------------------------
                                        24,696          19,959        20,026
                                      --------------------------------------
Deferred tax liabilities:
  Prepaid royalty expenses              (2,521)         (2,698)       (2,075)
  Paperbacks and record returns                           (731)         (835)
  Accelerated tax depreciation                            (440)       (2,376)
                                      --------------------------------------
                                        (2,521)         (3,869)       (5,286)
                                      --------------------------------------
   Net deferred tax assets included
    in net worth                      $ 22,175        $ 16,090      $ 14,740
                                      ======================================

The net deferred tax assets above are a component of divisional net worth in the accompanying combined financial statements since the Company was a division of Raytheon and all current and deferred taxes and related tax attributes are attributable to Raytheon.


                            D. C. HEATH AND COMPANY
                     (A Business Unit of Raytheon Company)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)


4.  TAXES ON INCOME (CONTINUED)


Significant components of the provision for income taxes are as follows:

                                       TEN MONTHS
                                          ENDED            YEARS ENDED
                                       OCTOBER 31,         DECEMBER 31,
                                       -----------------------------------
                                          1995          1994          1993
                                       -----------------------------------
                                                     (In Thousands)
Current:
  Federal                              $ 13,248       $  8,495    $  2,451
  State                                   3,297          2,110         609
                                       -----------------------------------
                                         16,545         10,605       3,060
                                       -----------------------------------
Deferred:
  Federal                                (5,599)        (1,242)      4,178
  State                                    (486)          (108)        364
                                       -----------------------------------
                                         (6,085)        (1,350)      4,542
                                       -----------------------------------
Total                                  $ 10,460       $  9,255    $  7,602
                                       ===================================

Income taxes paid to Raytheon for the ten months ended October 31, 1995 and years ended December 31, 1994 and 1993 was $12,564,000, $7,772,000, and
$6,771,000, respectively.


The reconciliation of the income tax rate computed at the U.S. federal statutory tax rate to the effective income tax rate is as follows:

                                             TEN MONTHS
                                                ENDED          YEARS ENDED
                                             OCTOBER 31,      DECEMBER 31,
                                                1995         1994        1993
                                             ----------------------------------
Statutory tax rate                             35.00%        35.00%      35.00%
State income taxes, net of federal benefit      5.28          5.29        4.86
Charitable contribution                                      (0.06)      (2.62)
Permanent differences                           0.59          0.69        0.33
                                             ----------------------------------
Effective income tax rate                      40.87%        40.92%      37.57%
                                             ==================================

                            D. C. HEATH AND COMPANY
                     (A Business Unit of Raytheon Company)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)


5. WRITE SOURCE ACQUISITION

On July 1, 1994, the Company acquired certain assets and liabilities of the Write Source business line. The fixed portion of the purchase price was approximately $10 million. The Company is also required to make additional contingent payments of $4 million and $2 million on January 1, 1996 and 1997, respectively, based on the achievement of specified milestones for 1995 and 1996. In the ten months ended October 31, 1995, the Company achieved the required milestone and accrued the $4 million payment, resulting in an increase to goodwill.

The acquisition has been accounted for as a purchase and accordingly, the results of operations of Write Source are included with those of the Company from July 1, 1994, the date of the acquisition. The purchase price, including payment for copyrights valued at approximately $1 million, resulted in an excess of cost over net assets acquired of approximately $8.5 million. The copyrights are being amortized over 10 years and the goodwill is being amortized over its expected remaining life of 15 years. Pro forma results have not been presented as they are not material to the Company's results of operations.

6.  COMMITMENTS AND CONTINGENCIES

OPERATING LEASE OBLIGATIONS

The Company has leases for various real property, including warehouse and office facilities, and equipment which expire at various dates through 1999. Certain leases contain renewal and escalation clauses for the Company's proportionate share of operating expenses.


The future minimum rental commitments under all noncancelable leases for real estate and equipment are as follows:

                    YEARS                                (In Thousands)
                    -----
                    1996                                   $ 2,057
                    1997                                     1,001
                    1998                                       448
                    1999                                       151
                                                           -------
                     Total minimum lease payments          $ 3,657
                                                           =======


                            D. C. HEATH AND COMPANY
                     (A Business Unit of Raytheon Company)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)





6.  COMMITMENTS AND CONTINGENCIES (CONTINUED)

Rent expense was approximately $1,484,000 for the ten months ended October 31, 1995, and $1,728,000 and $1,537,000 for the year ended December 31, 1994 and 1993, respectively.

The Company is involved in ordinary and routine litigation incidental to its business. There are no pending legal proceedings, in the opinion of the management of the Company, that would materially affect the financial position or results of operations of the Company.

LINE OF CREDIT

The Company maintains a line of credit with a bank totaling $2,000,000, which expires in 1996. As of October 31, 1995, the full amount of the line was available to the Company.

7.  PENSION AND OTHER EMPLOYEE BENEFITS

The Company participated, through Raytheon, in several pension and retirement plans covering the majority of its employees. The principal plans covering salaried and management employees provide pension benefits that are based on the five highest consecutive years of the employee's compensation in the 10 years before retirement. Plans covering hourly employees generally provide benefits of stated amounts for each year of service. The Company's funding policy for the salaried plans is to contribute annually at a rate that is intended to remain at a level percentage of compensation for the covered employees. The Company's funding policy on the hourly plan is to contribute annually at a rate that is intended to remain level for the covered employees. Unfunded prior service costs under the funding policy are generally amortized over periods from 10 to 30 years.

                            D. C. HEATH AND COMPANY
                     (A Business Unit of Raytheon Company)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)





7.  PENSION AND OTHER EMPLOYEE BENEFITS (CONTINUED)


Net periodic pension expense for the Company included the following components:

                                                      TEN MONTHS
                                                        ENDED
                                                      OCTOBER 31,    YEAR ENDED DECEMBER 31,
                                                         1995          1994           1993
                                                      ---------------------------------------
                                                                (In Thousands)
Service cost-benefits earned during the period         $  1,084       $  1,338      $  1,357
Interest cost on projected benefit obligation             1,017          1,105         1,216
Actual (gain) loss on assets                            (2,442)            211        (1,871)
Net amortization and deferral                             1,181         (1,679)          539
                                                       --------------------------------------
Total pension expense                                  $    840       $    975      $  1,241
                                                       ======================================
Assumptions used in the accounting were:
  Discount rate                                            8.25%          7.75%         8.00%
  Expected long-term rate of return on assets              9.00%          9.00%         9.00%
  Rate of increase in compensation levels                  5.00%          5.00%         6.00%

Pension expense declined in 1994 as a result of investment gains in prior years and changes in assumptions.

                            D. C. HEATH AND COMPANY
                     (A Business Unit of Raytheon Company)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)





7.  PENSION AND OTHER EMPLOYEE BENEFITS (CONTINUED)

The following table sets forth the funded status of the plans at:

                                                OCTOBER 31,      DECEMBER 31,
                                                    1995             1994
                                                -----------------------------
                                                         (In Thousands)
Actuarial present value of benefit
  obligations:
Vested benefit obligation                       $ (12,087)         $ (9,466)
Accumulated benefit obligation                    (12,387)           (9,860)
Projected benefit obligation                      (17,482)          (14,790)
Plan assets at fair value                          18,716            16,274
Projected benefit obligation less than          ---------------------------
  plan assets                                       1,234             1,484
Unrecognized net (gain) or loss                      (835)             (205)
Unrecognized net (assets) at transition              (233)             (273)
                                                ---------------------------
  Prepaid pension cost included in net worth    $     166          $  1,006
                                                ===========================

Plan assets primarily include equity and fixed income securities.

The Company's salaried pension plan provides that in the event of a termination of the plan within three years after involuntary change of control of the Company, the assets of the plan will be applied to satisfy all liabilities to participants and beneficiaries in accordance with Section 4044 of the Employee Retirement Income Security Act of 1974. Any remaining assets, if any, will be applied on a pro rata basis to increase the benefits to the participants and beneficiaries.

In addition to providing pension benefits, the Company, through Raytheon, provides certain health care and life insurance benefits for retired employees. Substantially all of the Company's employees may become eligible for these benefits, if they reach normal retirement age while working for the Company. Retiree health plans are paid for in part by employee contributions, which are adjusted annually. Benefits are provided through various insurance companies whose charges are based either on the benefits paid during the year or annual premiums. Health benefits are provided to retirees, their covered dependents, and beneficiaries. Retiree life insurance plans are non-contributory and cover the retiree only.

                            D. C. HEATH AND COMPANY
                     (A Business Unit of Raytheon Company)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)





7.  PENSION AND OTHER EMPLOYEE BENEFITS (CONTINUED)


Prior to 1993, the Company, through Raytheon, recognized annual costs for retiree medical coverage and the accrued costs for retiree life insurance on a cash basis. In 1993, the Company adopted Statement of Financial Accounting
Standards No. 106, Employers' Accounting for Post Retirement Benefits Other than Pensions, which requires recognition of an accumulated post retirement benefit obligation for retiree costs existing at the time of implementation, as well as incremental expense recognition for changes in the obligation attributable to each successive fiscal year. The Company has elected to amortize the past service amount over the allowable 20 year period. The
Company is funding the liability for a portion of its salaried and hourly employees and plans to continue to do so. The net post retirement benefit expense for the Company included the following components:


                                         TEN MONTHS
                                            ENDED              YEARS ENDED
                                         OCTOBER 31,           DECEMBER 31,
                                            1995            1994         1993
                                         -------------------------------------
                                                     (In Thousands)
Service cost--benefits earned during
 the period                                 $   36         $  48        $   43
Interest cost on accumulated post
 retirement benefit obligation                  57            67            59
Net amortization and deferral                   29            41            41
                                            ------         -----        ------
Net post retirement benefit expense         $  122         $ 156        $  143
                                            ======         =====        ======
Assumptions used in the accounting were:
 Discount rate                                7.75%         8.25%         7.50%
 Expected long-term rate of return on assets  9.00%         8.50%         8.50%
 Rate of increase in compensation levels      5.00%         5.00%         5.00%
 Health care trend rate in the first year    10.00%         8.00%        10.00%
 Heath care trend rate - Ultimate             5.00%         5.00%         5.00%

                            D. C. HEATH AND COMPANY
                     (A Business Unit of Raytheon Company)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)


7.  PENSION AND OTHER EMPLOYEE BENEFITS (CONTINUED)


The following table presents the accrued post retirement benefit cost:

                                                       OCTOBER    DECEMBER
                                                       31,1995    31, 1994
                                                      --------------------
                                                          (In Thousands)
Retirees                                              $  (110)    $   (90)
Active employees eligible for benefits                   (335)       (286)
Active employees not yet eligible for benefits
                                                         (596)       (464)
                                                      --------------------
Total obligation                                       (1,041)       (840)
Plan assets at fair value                                   0           0
                                                      --------------------
Total obligation (in excess of) plan assets            (1,041)       (840)

Unrecognized net:
 Transition obligation                                    704         738
 Prior service cost                                        -           -
 Net (gain) loss                                          (61)       (182)
Accrued post retirement benefit cost included         --------------------
 in net worth                                         $  (398)    $  (284)
                                                      ====================
The effect of a one percentage point increase in the
assumed healthcare trend rate for each future year on:
 Aggregate of service and interest cost               $     8     $    10
                                                      ====================
 Accumulated post-retirement benefit obligation       $    83     $    67
                                                      ====================

Under the terms of the Raytheon Savings and Investment Plan, a defined contribution plan, covered employees are allowed to contribute up to 17% of their pay limited to $9,240. Raytheon contributes amounts equal to 50% of the employee's contributions, up to a maximum of 3% of the employee's pay. Total Company expense, allocated by Raytheon, for the plan was $513,000, $591,000 and $ 575,000 for the ten months ended October 31, 1995 and the years ended December 31, 1994 and 1993, respectively.

The Company's annual contribution to the Raytheon Employee Stock Ownership Plan is approximately one half of one percent of salaries and wages, limited to $150,000 per person of substantially all United States salaried and a majority of hourly employees.

                            D. C. HEATH AND COMPANY
                     (A Business Unit of Raytheon Company)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)





The expense was $105,000, $125,000 and $ 121,000 for the ten months ended October 31, 1995 and the years ended December 31, 1994 and 1993, respectively.